SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2003

SPX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

1-6498	38-1016240
(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

Item 5. Other Events.

The attached exhibit is filed in connection with the issuance by SPX Corporation (the “Company”) of its 6.25% senior notes due June 15, 2011, in an aggregate principal amount of $300 million, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-86538).

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.

4.1	Second Supplemental Indenture, dated June 16, 2003, between the Company and JPMorgan Chase Bank, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX Corporation

Date: June 18, 2003	By:	/S/ PATRICK J. O’LEARY

	Name:	Patrick J. O’Leary
	Title:	Vice President Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Second Supplemental Indenture, dated June 16, 2003, between the Company and JPMorgan Chase Bank, as Trustee.